Press Release Exhibit 99.1

Acuity Brands Reports Fiscal 2020 Second Quarter Results
ATLANTA, April 2, 2020 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced results for the second quarter ended on February 29, 2020. Second quarter net sales were $824 million, a decrease of 3.5% compared with the year-ago period. Gross profit margin of 41.7% increased 260 basis points from the prior-year period. Operating profit margin of 9.9% declined 130 basis points and adjusted operating profit margin of 12.3% declined 90 basis points from the prior-year period. Diluted earnings per share (EPS) of $1.44 declined 13.8% and adjusted diluted EPS of $1.84 declined 7.5% from the prior-year period. For the six months ended February 29, 2020, cash flow from operations increased $26 million, or 14.0%, from the prior-year period to $215 million.
Neil Ashe, President and Chief Executive Officer of Acuity Brands, commented, “Results for the second quarter were a combination of continuing trends with some signs of improvement. We are embarking on the next generation of Acuity Brands while at the same time we are dealing with the shocks caused by the COVID-19 pandemic. We are focused on the health and well-being of our associates while aggressively managing the risks and opportunities that the COVID-19 shocks present to the Company. We enter this period with a strong balance sheet and a strong team.”
Fiscal 2020 Second Quarter Results
Fiscal 2020 second quarter net sales of $824 million decreased 3.5% compared with the prior-year period due primarily to a 7% decrease in volume, partially offset by a contribution from acquisitions of approximately 3%, and a 1% net favorable change in price and mix of products sold (“price/mix”). Management estimates that price/mix was impacted by a favorable shift in sales channel mix, partially offset by an unfavorable mix of products sold.
Gross profit for the second quarter of fiscal 2020 increased $10 million to $344 million compared with $334 million in the prior-year period due primarily to the contribution from acquisitions, lower costs for certain inputs, and favorable price/mix. These increases were partially offset by lower sales volume and increased tariffs. Fiscal 2020 second quarter gross profit margin of 41.7% increased 260 basis points compared with the prior-year period’s gross profit margin.
Selling, distribution, and administrative (“SD&A”) expenses for the second quarter of fiscal 2020 totaled $261 million, an increase of $23 million, or approximately 9.8%, compared with the prior-year period. The increase in SD&A expense in the second quarter was due primarily to the addition of costs from acquired businesses, increased commissions, higher professional fees, and higher variable incentive compensation. Adjusted SD&A expenses for the second quarter of fiscal 2020 totaled $242 million, an increase of $20 million, or 8.9% compared with the prior-year period.
Operating profit for the second quarter of fiscal 2020 was $81 million, or 9.9% of net sales, compared with $96 million, or 11.2% of net sales, for the prior-year period. The decrease in operating profit was due to higher SD&A expenses and increased special charges, partially offset by higher gross profit. Adjusted operating profit for the second quarter of fiscal 2020 was $102 million, or 12.3% of net sales, compared with $112 million, or 13.2% of net sales, for the prior-year period.
Year-to-Date Results
Net sales for the first six months of fiscal 2020 were $1.66 billion compared with $1.79 billion reported for the prior-year period, a decrease of $128 million, or 7.2%. Operating profit for the first six months of fiscal 2020 was $165 million compared with $212 million for the prior-year period, a decrease of $47 million, or 22.3%. Operating profit margin for the first six months of fiscal 2020 decreased 200 basis points to 9.9% of net sales compared with 11.9% of net sales in the year-ago period. Net income for the first six months of fiscal 2020 was $114 million, a decrease of $32 million, or 21.7%, compared with $146 million for the

Press Release Exhibit 99.1

prior-year period. For the first six months of fiscal 2020, diluted EPS decreased 21.3% to $2.88 compared with $3.66 reported in the year-ago period.
Adjusted operating profit decreased by $26 million, or 10.5%, to $221 million for the first six months of fiscal 2020 compared with $247 million for the prior-year period. Adjusted operating profit margin for the first six months of fiscal 2020 decreased 50 basis points to 13.3% compared with 13.8% in the year-ago period. Adjusted net income for the first six months of fiscal 2020 was $157 million compared with $172 million in the prior-year period, a decrease of $15 million, or 8.4%. Adjusted diluted earnings per share for the six months ended February 29, 2020 decreased $0.34, or 7.9%, to $3.97 compared with $4.31 for the prior-year period.
Cash Flows
Net cash provided by operating activities totaled $215 million during the first half of fiscal 2020 compared with $188 million in the prior-year period, an increase of $26 million, or 14.0%. Cash and cash equivalents at the end of the second quarter of fiscal 2020 totaled $381 million.
Outlook
Mr. Ashe commented, “On January 31, I became CEO of Acuity Brands, and I am pleased with the strong foundation that is in place. We have an industry leading lighting and controls business and an emerging technology opportunity. We have a strong company in a period of great change. We are aggressively adapting the business to current market dynamics and to respond to the impacts of the COVID-19 pandemic. Due to demand and other uncertainties, the near-term economic impact of COVID-19 cannot be reliably quantified at this time, and the impacts on our full year fiscal 2020 results and beyond are therefore uncertain.”
Conference Call
As previously announced, the Company will host a conference call to discuss second quarter results today, April 2, 2020, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We develop, manufacture and bring to market products and services that make the world more brilliant, productive, and connected including building management systems, controls, lighting and location-aware applications. Acuity Brands achieves growth through the development of innovative new products and services.
Through the Acuity Business System, the Company achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. We look to aggressively deploy capital to grow our current businesses and to enter attractive new verticals.
Acuity Brands is based in Atlanta, Georgia with operations across North America and in Europe and Asia. The Company is powered by over 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Press Release Exhibit 99.1

Non-GAAP Financial Measures
This news release includes the following non-Generally Accepted Accounting Principles (GAAP) financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net income,” and “adjusted diluted EPS.” These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges associated with continued efforts to streamline the organization to integrate acquisitions. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software.
Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin are “gross profit” and “gross profit margin,” respectively, which include the impact of manufacturing inefficiencies and acquisition-related items. The most directly comparable GAAP measure for adjusted SD&A expenses and adjusted SD&A expenses as a percent of net sales is “SD&A expenses” and “SD&A expenses as a percent of net sales,” which include amortization of acquired intangible assets, share-based payment expense, and acquisition-related items. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures.

Press Release Exhibit 99.1

Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects," “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “could,” “may,” “should,” “suggests,” “remain,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: statements on the near-term economic impact of COVID-19 that cannot be reliably quantified at this time, and the uncertain impacts on our full year fiscal 2020 results and beyond; and our belief that management can adapt the business to current market dynamics and to respond to the impacts of the COVID-19 pandemic. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections. The risks and uncertainties that could cause actual results to differ materially from those expressed in our forward-looking statements are more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2019 and Part II, “Item 1a. Risk Factors” in the Company’s Form 10-Q for the quarterly period ended February 29, 2020 The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them considering new information or future events.

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	February 29, 2020	August 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$380.6	$461.0
Accounts receivable, less reserve for doubtful accounts of $1.4 and $1.0, respectively	506.7	561.0
Inventories	348.6	340.8
Prepayments and other current assets	71.9	79.0
Total current assets	1,307.8	1,441.8
Property, plant, and equipment, net	279.3	277.3
Operating lease right-of-use assets	59.4	—
Goodwill	1,089.6	967.3
Intangible assets, net	628.8	466.0
Deferred income taxes	2.1	2.3
Other long-term assets	29.7	17.7
Total assets	$3,396.7	$3,172.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$333.5	$338.8
Current maturities of debt	15.4	9.1
Current operating lease liabilities	16.6	—
Accrued compensation	55.6	73.2
Other accrued liabilities	151.1	175.0
Total current liabilities	572.2	596.1
Long-term debt	390.8	347.5
Long-term operating lease liabilities	48.1	—
Accrued pension liabilities	96.9	99.7
Deferred income taxes	117.8	92.7
Self-insurance reserves	7.0	6.8
Other long-term liabilities	118.8	110.7
Total liabilities	1,351.6	1,253.5
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 53,859,675 and 53,778,155 issued, respectively	0.5	0.5
Paid-in capital	950.6	930.0
Retained earnings	2,399.6	2,295.8
Accumulated other comprehensive loss	(149.6)	(151.4)
Treasury stock, at cost — 14,325,197 and 14,325,197 shares, respectively	(1,156.0)	(1,156.0)
Total stockholders’ equity	2,045.1	1,918.9
Total liabilities and stockholders’ equity	$3,396.7	$3,172.4

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Net sales	$824.2	$854.4	$1,658.9	$1,787.0
Cost of products sold	480.3	520.5	959.2	1,085.6
Gross profit	343.9	333.9	699.7	701.4
Selling, distribution, and administrative expenses	260.9	237.6	526.2	487.7
Special charges	1.6	0.4	8.5	1.4
Operating profit	81.4	95.9	165.0	212.3
Other expense:
Interest expense, net	5.7	8.6	14.0	17.3
Miscellaneous expense, net	1.0	1.1	2.4	2.4
Total other expense	6.7	9.7	16.4	19.7
Income before income taxes	74.7	86.2	148.6	192.6
Income tax expense	17.5	19.9	34.4	46.7
Net income	$57.2	$66.3	$114.2	$145.9

Earnings per share:
Basic earnings per share	$1.45	$1.68	$2.89	$3.67
Basic weighted average number of shares outstanding	39.5	39.5	39.5	39.7
Diluted earnings per share	$1.44	$1.67	$2.88	$3.66
Diluted weighted average number of shares outstanding	39.7	39.6	39.7	39.8
Dividends declared per share	$0.13	$0.13	$0.26	$0.26

Comprehensive income:
Net income	$57.2	$66.3	$114.2	$145.9
Other comprehensive income (loss) items:
Foreign currency translation adjustments	(3.7)	4.9	(1.8)	(3.9)
Defined benefit plans, net of tax	1.7	1.4	3.6	4.0
Other comprehensive (loss) income items, net of tax	(2.0)	6.3	1.8	0.1
Comprehensive income	$55.2	$72.6	$116.0	$146.0

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 29, 2020	February 28, 2019
Cash flows from operating activities:
Net income	$114.2	$145.9
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	49.8	43.3
Share-based payment expense	24.7	15.3
Loss on sale or disposal of property, plant, and equipment	0.1	0.4
Deferred income taxes	(0.1)	0.4
Change in assets and liabilities, net of effect of acquisitions, divestitures, and exchange rate changes:
Accounts receivable	66.9	139.6
Inventories	8.3	(1.3)
Prepayments and other current assets	(4.0)	(21.8)
Accounts payable	(12.3)	(102.6)
Other current liabilities	(46.1)	(38.9)
Other	13.2	8.0
Net cash provided by operating activities	214.7	188.3
Cash flows from investing activities:
Purchases of property, plant, and equipment	(24.9)	(24.9)
Proceeds from sale of property, plant, and equipment	0.2	—
Acquisition of businesses, net of cash acquired	(302.9)	—
Other investing activities	(1.9)	2.9
Net cash used for investing activities	(329.5)	(22.0)
Cash flows from financing activities:
Borrowings on credit facility	400.0	86.5
Repayments of borrowings on credit facility	—	(86.5)
Repayments of long-term debt	(350.5)	(0.2)
Repurchases of common stock	—	(48.7)
Proceeds from stock option exercises and other	0.5	0.3
Payments of taxes withheld on net settlement of equity awards	(4.7)	(4.3)
Dividends paid	(10.4)	(10.5)
Net cash provided by (used for) financing activities	34.9	(63.4)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	—
Net change in cash and cash equivalents	(80.4)	102.9
Cash and cash equivalents at beginning of period	461.0	129.1
Cash and cash equivalents at end of period	$380.6	$232.0

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions except per share data)	Three Months Ended
	February 29, 2020		February 28, 2019		Increase (Decrease)	Percent Change
Net sales	$824.2		$854.4		$(30.2)	(3.5)%

Gross profit (GAAP)	$343.9		$333.9		$10.0	3.0%
Percent of net sales		41.7%		39.1%	260	bps
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	0.1		—
Adjusted gross profit (Non-GAAP)	$344.0		$334.8		$9.2	2.7%
Percent of net sales		41.7%		39.2%	250	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$260.9		$237.6		$23.3	9.8%
Percent of net sales		31.7%		27.8%	390	bps
Less: Amortization of acquired intangible assets	(10.4)		(7.7)
Less: Share-based payment expense	(8.0)		(7.5)
Less: Acquisition-related items (2)	(0.2)		—
Adjusted SD&A expenses (Non-GAAP)	$242.3		$222.4		$19.9	8.9%
Percent of net sales		29.4%		26.0%	340	bps

Operating profit (GAAP)	$81.4		$95.9		$(14.5)	(15.1)%
Percent of net sales		9.9%		11.2%	(130)	bps
Add-back: Amortization of acquired intangible assets	10.4		7.7
Add-back: Share-based payment expense	8.0		7.5
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	0.3		—
Add-back: Special charges	1.6		0.4
Adjusted operating profit (Non-GAAP)	$101.7		$112.4		$(10.7)	(9.5)%
Percent of net sales		12.3%		13.2%	(90)	bps

Net income (GAAP)	$57.2		$66.3		$(9.1)	(13.7)%
Add-back: Amortization of acquired intangible assets	10.4		7.7
Add-back: Share-based payment expense	8.0		7.5
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	0.3		—
Add-back: Special charges	1.6		0.4
Total pre-tax adjustments to net income	20.3		16.5
Income tax effects	(4.4)		(3.8)
Adjusted net income (Non-GAAP)	$73.1		$79.0		$(5.9)	(7.5)%

Diluted earnings per share (GAAP)	$1.44		$1.67		$(0.23)	(13.8)%
Adjusted diluted earnings per share (Non-GAAP)	$1.84		$1.99		$(0.15)	(7.5)%
______________________________
(1) Incremental costs incurred due to manufacturing inefficiencies directly related to the closure of a facility.
(2) Acquisition-related items include profit in inventory and professional fees.

Press Release Exhibit 99.1

(In millions, except per share data)	Six Months Ended
	February 29, 2020		February 28, 2019		Increase (Decrease)	Percent Change
Net sales	$1,658.9		$1,787.0		$(128.1)	(7.2)%

Gross profit (GAAP)	$699.7		$701.4		$(1.7)	(0.2)%
Percent of net sales		42.2%		39.3%	290	bps
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	1.2		1.2
Adjusted gross profit (Non-GAAP)	$700.9		$703.5		$(2.6)	(0.4)%
Percent of net sales		42.3%		39.4%	290	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$526.2		$487.7		$38.5	7.9%
Percent of net sales		31.7%		27.3%	440	bps
Less: Amortization of acquired intangible assets	(20.0)		(15.4)
Less: Share-based payment expense	(24.7)		(15.3)
Less: Acquisition-related items (2)	(1.3)		—
Adjusted SD&A expenses (Non-GAAP)	$480.2		$457.0		$23.2	5.1%
Percent of net sales		28.9%		25.6%	330	bps

Operating profit (GAAP)	$165.0		$212.3		$(47.3)	(22.3)%
Percent of net sales		9.9%		11.9%	(200)	bps
Add-back: Amortization of acquired intangible assets	20.0		15.4
Add-back: Share-based payment expense	24.7		15.3
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		1.2
Add-back: Special charges	8.5		1.4
Adjusted operating profit (Non-GAAP)	$220.7		$246.5		$(25.8)	(10.5)%
Percent of net sales		13.3%		13.8%	(50)	bps

Net income (GAAP)	$114.2		$145.9		$(31.7)	(21.7)%
Add-back: Amortization of acquired intangible assets	20.0		15.4
Add-back: Share-based payment expense	24.7		15.3
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		1.2
Add-back: Special charges	8.5		1.4
Total pre-tax adjustments to net income	55.7		34.2
Income tax effect	(12.6)		(8.3)
Adjusted net income (Non-GAAP)	$157.3		$171.8		$(14.5)	(8.4)%

Diluted earnings per share (GAAP)	$2.88		$3.66		$(0.78)	(21.3)%
Adjusted diluted earnings per share (Non-GAAP)	$3.97		$4.31		$(0.34)	(7.9)%
______________________________
(1) Incremental costs incurred due to manufacturing inefficiencies directly related to the closure of a facility.
(2) Acquisition-related items include profit in inventory and professional fees.